Exhibit 99.1

Paragon Agrees to Acquire eHOMECREDIT Corp.

PONTE VEDRA BEACH, Fla., March 22, 2006 (PRIMEZONE) -- Paragon Financial Corporation (OTCBB:PGNF), a consolidator in the highly fragmented financial services marketplace, announced today that it reached an agreement to acquire eHOMECREDIT Corp. Under the agreement, Paragon will issue 1,000,000 shares of its Series G Preferred Stock (valued at approximately $7,000,000) to shareholders of eHOMECREDIT. The Series G Preferred Stock is automatically convertible into 100 million shares of Paragon's common stock upon the filing of an amendment to Paragon's articles of incorporation.

eHOMECREDIT, based in Garden City, NY, is a fast-growing provider of residential mortgages and a correspondent lender. eHOMECREDIT, headquartered in Garden City, NY, employs 200 people and operates 35,000 square feet of branch office space. eHOMECREDIT is licensed in 40 states and the District of Columbia with the majority of its loan origination business generated in the states of New York, Massachusetts, Pennsylvania, and New Jersey.

``We view ourselves as the ideal partner for Paragon in their quest to consolidate the mortgage origination business. The addition of our 40 licenses will provide Paragon's mortgage origination business with the ability to originate loans in 47 states,'' said Phil Zegarelli, CEO of eHOMECREDIT. ``We share Paragon's vision of the future of the mortgage origination business and believe the melding our complementary management talent, business processes, and geographic locations into a single operating entity should produce positive tangible synergy,'' he added.

``Upon the completion of this transaction, we will have a fully-functional national operating platform and demonstrate that we are consolidator in this highly fragmented industry,'' said Scott Vining, chief financial officer of Paragon.

About Paragon Financial Corporation

Paragon Financial Corporation (http://www.pgnf.com) is a consolidator in the highly fragmented financial services marketplace and focused on the acquisition of companies that originate mortgages loans or provide mortgage related financial services.

SEC Filings and Forward-Looking Statements

Certain information contained in this announcement are ``forward-looking statements.'' Paragon cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of Paragon. The forward-looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the mortgage industry and in the Company's business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company's beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Factors which may affect results include, but are not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company's business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates. Additional information regarding Paragon is contained in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

Contact:

Paragon Financial Corporation
Michael Barron, Chairman and CEO
702-868-7900

Scott Vining, Chief Financial Officer
904-285-0000